Registration No. 333-134950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 2

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUARANTY BANCORP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-2150446
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1331 Seventeenth Street, Suite 345

Denver, Colorado 80202

(Address, including zip code of principal executive offices)

Guaranty Bancorp Deferred Compensation Plan

(Full title of the plans)

Christopher G. Treece
Executive Vice President, Chief Financial Officer and
Secretary
Guaranty Bancorp

1331 Seventeenth Street, Suite 345

Denver, Colorado 80202
(303) 675-1194
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission is requested to send copies of all
communications to:

Zsolt K. Besskó, Esq.

Stinson Morrison Hecker LLP

5613 DTC Parkway, Suite 970

Greenwood Village, Colorado 80111

Telephone: (303) 376-8422

Facsimile: (303) 578-7956

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”; “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 on Form S-8 (this “Post-Effective Amendment”) amends the Registration Statement on Form S-8 (Registration No. 333-134950) filed with the Securities and Exchange Commission on June 12, 2006 by Guaranty Bancorp (the “Company”), as amended by Post-Effective Amendment No.1 filed with the Securities and Exchange Commission on September 26, 2006 (as amended, the “Registration Statement”).  The Registration Statement registered (i) 600,000 shares of voting common stock, par value $.0001 per share (the “Common Stock”), of the Company and (ii) an aggregate of $9,321,000 of deferred compensation obligations not related to the Common Stock, representing obligations of the Company to pay deferred compensation to eligible participants in accordance with the terms of the Guaranty Bancorp Deferred Compensation Plan (the “Plan”).

Pursuant to an undertaking contained in the Registration Statement, this Post-Effective Amendment is being filed to deregister, as of the date of its filing, all securities that were previously registered under the Registration Statement and have not been sold as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

Effective upon filing of this Post-Effective Amendment, no securities will remain registered under the Registration Statement for issuance under the Plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 28, 2013.

GUARANTY BANCORP

By		/s/ Christopher G. Treece
	Name:	Christopher G. Treece
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
EDWARD B. CORDES	Chairman of the Board of Directors	March 28, 2013

/S/ PAUL W. TAYLOR
PAUL W. TAYLOR	President and Chief Executive Officer (Principal Executive Officer) and Director	March 28, 2013

/S/ CHRISTOPHER G. TREECE
CHRISTOPHER G. TREECE	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 28, 2013

*
JOHN M. EGGEMEYER	Director	March 28, 2013

KEITH R. FINGER	Director

*
STEPHEN D. JOYCE	Director	March 28, 2013

GAIL H. KLAPPER	Director

STEPHEN G. MCCONAHEY	Director

W. KIRK WYCOFF	Director

*
ALBERT C. YATES	Director	March 28, 2013

* By:	/s/ Paul W. Taylor
Paul W. Taylor
Attorney-in-Fact